EXHIBIT 10.146

CONSULTING AGREEMENT

This Consulting Agreement is made as of the 19th day of October, 2001, by and between Euro-Swiss Group, Ltd., a Turks and Caicos Islands, British West Indies, corporation ("Consultant"), and USURF America, Inc., a Nevada corporation (the "Company").

WHEREAS, Consultant possesses experience in the field of business consulting services and investment community relations; and

WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, with its common stock listed on the American Stock Exchange under the symbol "UAX"; and

WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

 1. The Company hereby engages Consultant, on a non-exclusive basis, to render consulting services with respect to business consulting services and investment community relations, on behalf of the Company. Consultant hereby accepts such engagement and agrees to render such consulting services as are listed on Exhibit "A" attached hereto and incorporated herein by this reference, throughout the term of this Agreement. Consultant agrees that it shall be responsible for ordinary, day-to-day expenses incurred in its performance hereunder.

It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company's name or on behalf of the Company, in any manner. The parties intend that Consultant shall perform its services required hereunder as an independent contractor.

 2. The term of this Agreement shall commence upon the mutual execution of this Agreement and shall continue for one year.

 3. In consideration of the services to be performed by Consultant, the Company agrees to pay to Consultant the compensation set forth on Exhibit "B" attached hereto and incorporated herein by this reference.

 4. The Company represents and warrants to Consultant that:

 A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

 B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

  C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

 5. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant, including each of its affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when it or they are privy to non-public information.

Consultant agrees that he will not disseminate any printed matter relating to the Company, including, without limitation, press releases, without prior written approval of the Company's legal counsel.

Consultant acknowledges that, in light of the fact that Consultant is in a special relationship with the Company due to the entrusting by the Company to Consultant of non-public, material "inside" information concerning the Company, the relationship between the Company and Consultant shall be that of a special relationship.

Consultant agrees that he will comply with all applicable securities laws, in performing on behalf of the Company hereunder.

 6. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Consultant at:

Euro-Swiss Group Ltd.

P.O. Box 64

Providenciales

Turks and Caicos Islands

British West Indies

and to the Company at:

USURF America, Inc.

Attention: David M. Loflin

8748 Quarters Lake Road

Baton Rouge, Louisiana 70809

with a copy to:

Newlan & Newlan, Attorneys at Law

819 Office Park Circle

Lewisville, Texas 75057

 7. Miscellaneous.

  A. In the event of a dispute between the parties arising out of this Agreement, both Consultant and the Company agree to submit such dispute to arbitration to a single arbitrator in the Turks and Caicos Islands, which arbitrator shall be a licensed attorney at law; any award given by the arbitrators shall be binding and a judgment may be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrator, as part of his or her award, can award attorneys fees to the prevailing party.

  B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

  C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

  D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

USURF AMERICA, INC.

By: /s/ DAVID M. LOFLIN

David M. Loflin

President

EURO SWISS GROUP LTD.

By: /s/

Managing Director

Exhibit "A"

Consulting Agreement

Euro-Swiss Group Ltd.

SERVICES TO BE PERFORMED BY CONSULTANT

ON BEHALF OF THE COMPANY

The consulting services to be provided by Consultant under the Consulting Agreement to which this Exhibit "A" is attached include, but shall not be limited to:

identify suitable non-U.S. markets for the Company's Quick-CellTM Broadband Wireless Internet access services.

develop business relationships in the non-U.S. markets necessary to ease the Company's entry into any such markets.

advise the Company and providing assistance to bring the Company to the favorable attention of the investment community, in general.

promote meetings and communications in which the public and securities industry professionals shall be introduced to the Company, as circumstances may require.

coordinate with other outside consultants engaged by the Company during the term of the Consulting Agreement to which this Exhibit "A" is attached.

assist the Company in identifying and contracting with required professionals, as needed.

Exhibit "B"

Consulting Agreement

Euro-Swiss Group Ltd.

COMPENSATION TO BE PAID

BY THE COMPANY TO CONSULTANT

As full payment for Consultant's services under the Consulting Agreement (the "Agreement") to which this Exhibit "B" relates, Consultant shall receive, upon execution of, the following:

460,000 shares of Company Common Stock, which shares shall be valued at a price of $.16 per share, or $73,600, in the aggregate.

The Company shall cause all 460,000 shares to be issued to Consultant hereunder to be registered, at the Company's expense, pursuant to the Registration Statement on Form S-1 that shall be next filed by the Company with the SEC. Consultant shall be named as a selling shareholder in such Registration Statement.

Consultant represents and warrants to the Company that the shares of the Company being acquired pursuant to the Agreement are being acquired for its own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

Consultant represents and warrants that it has investigated the Company, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, the Company with respect thereto. Consultant acknowledges that it is aware that the Company currently lacks adequate capital to pursue its full plan of business, specifically, that the Company currently lacks capital with which to exploit its proprietary Wireless Internet access technology.

Consultant acknowledges that the share certificate or certificates and the warrant certificate or certificates of the Company issued to it pursuant to this Agreement will bear a legend restricting future transfer in the following , or similar, form:

"THESE SECURITIES, AND THE SECURITIES INTO WHICH THEY MAY BE CONVERTED, HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY REGULATION S PROMULGATED UNDER SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS."